UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 11, 2018

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01     Other Events.

On December 22, 2017, “H.R.1,” known as the “Tax Cuts and Jobs Act,” was signed into law (the “Act”).  The Act, among other things, reduces the corporate income tax rate from 35% to 21%, effective January 1, 2018.  As of September 30, 2017, AmeriServ Financial Inc. (the “Company”) had a net deferred tax asset totaling $9.3 million.  In light of the passage of the Act, the Company performed a preliminary analysis to determine the impact of the revaluation of the deferred tax asset because of the new lower tax rate.  Using information available at this time, the Company estimates that it will reduce the value of its net deferred tax asset by approximately $2.6 million, which will be recorded as additional income tax expense in our statement of operations during the fourth quarter of 2017.  This additional non-cash income tax charge is estimated to negatively impact both earnings per share and tangible book value per share by approximately ($0.14) in the fourth quarter of 2017.  However, beginning in 2018, the expected reduction in the Company’s effective tax rate from near 32% to approximately 20% will provide a meaningful boost to future earnings.  The Company expects to release its fourth quarter and full year 2017 earnings on January 23, 2018.

The Company’s revaluation of the deferred tax asset is subject to further refinement as additional information and further clarification of the Act becomes available and further analysis is completed.  At this time, the Company is unable to make a final determination of the precise impact on its earnings.

Forward-Looking Statements

The Company may from time to time make written or oral forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, including statements contained in the Company's filings with the Securities and Exchange Commission (the “SEC”) (including this Current Report on Form 8-K), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Reform Act").  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to anticipated impact of the Act on the Company’s deferred tax asset, effective tax rates and future earnings, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, including year-end or other adjustments in connection with the preparation of audited financial statements for the year ended December 31, 2017, many of which are beyond the Company's control.   Such risks and uncertainties are detailed in the Company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, even if subsequently made available by the Company on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: January 11, 2018	By:	/s/ Michael D. Lynch
Michael D. Lynch
Senior Vice President and Chief Financial Officer